EXHIBIT 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 17, 2014 among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Borrower"), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 31, 2011 (as amended by the First Amendment to Credit Agreement, dated as of January 18, 2012, and as otherwise amended or modified from time to time, the "Credit Agreement");
WHEREAS, the Borrower has requested a modification to the Credit Agreement as described below; and
WHEREAS, the Lenders party hereto are willing to agree to such modification, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Credit Agreement.
(a)    The following definitions in Section 1.1 of the Credit Agreement are amended and restated in their entirety to read as follows:
"Arrangers" means Wells Fargo Securities, LLC, MUFG Union Bank, N.A., Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC together with their successors and/or assigns.
"Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.13(a) and (d) any U.S. federal withholding Taxes imposed under FATCA.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date hereof, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into by the United States that implement the foregoing.

"Initial L/C Issuers" means Wells Fargo Bank, National Association and MUFG Union Bank, N.A. in their capacity as L/C Issuers.

"L/C Commitment" means, (a) with respect to Wells Fargo Bank, National Association, in its capacity as an Initial L/C Issuer, its obligation to issue Letters of Credit to the Borrower pursuant to Section 2.2 in an aggregate principal amount at any one time outstanding not to exceed $120,000,000 and (b) with respect to MUFG Union Bank, N.A., in its capacity as an Initial L/C Issuer, its obligation to issue Letters of Credit to the Borrower pursuant to Section 2.2 in an aggregate principal amount at any one time outstanding not to exceed $80,000,000, in each case, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

"Letter of Credit Sublimit" means an amount equal to THREE HUNDRED MILLION DOLLARS ($300,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

"Maturity Date" means October 31, 2018 or with respect to some or all of the Lenders if such date is otherwise extended pursuant to Section 2.5, October 31, 2019 and/or October 31, 2020, as applicable (subject to the limitations set forth in Section 2.5).
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent any Person described in clauses (i), (ii) or (iii) is the subject of a sanctions program administered by OFAC.

(b)    The definition of “Sanctioned Entity” is hereby deleted from Section 1.1 of the Credit Agreement.

(c)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Sanctioned Country” means a country subject to a comprehensive country-wide sanctions program administered and enforced by OFAC, which countries are, as of the Second Amendment Effective Date, limited to Cuba, Iran, North Korea, Sudan and Syria.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of December 17, 2014, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” means the date, which shall be no later than April 30, 2015, that all of the conditions set forth in Section 3(b) of the Second Amendment are satisfied or waived in accordance with the terms of Section 11.6.
(d)    The following sentence is hereby added to the end of the definition of “Eurodollar Base Rate” in Section 1.1 of the Credit Agreement to read as follows:

If the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(e)    The following sentence is hereby added to the end of the definition of “Federal Funds Rate” in Section 1.1 of the Credit Agreement to read as follows:

If the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(f)    The following sentence is hereby added to the end of the definition of “LIBOR Market Index Rate” in Section 1.1 of the Credit Agreement to read as follows:

If the LIBOR Market Index Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(g)    Section 2.5(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    Request for Extensions. On the Second Amendment Effective Date, the Borrower may, on a one-time basis, by notice to the Lenders, request that the Lenders extend the Maturity Date for one additional year. At any time on or after October 2, 2015, the Borrower may, on a one-time basis, by notice to the Lenders, request that the Lenders extend the then current Maturity Date for one additional year. Each Lender shall, by notice to the Borrower and the Administrative Agent not later than the 30th day following the date of any such request from the Borrower, advise the Borrower whether or not it agrees to extend the Maturity Date as requested. Each decision by a Lender shall be in the sole discretion of such Lender, and any Lender that has not so advised the Administrative Agent by the 30th day following the date of such request from the Borrower shall be deemed to have declined to agree to such extension. Each of the parties hereto acknowledges and agrees that no Lender shall be obligated to extend the Maturity Date pursuant to the terms of this Section 2.5. Any Lender who fails to agree to the extension request of the Borrower, as set forth herein, shall be referred to, for purposes of this Section, as a "Non-Extending Lender".

(h)    Section 3.13(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall to the extent permitted by applicable law be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower or the Administrative Agent shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Administrative Agent shall make such deductions and (iii) the Borrower or the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(i)    Section 3.13(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)    Status of Lenders. Any Lender or L/C Issuer that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or L/C Issuer, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or L/C Issuer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation described in (i), (ii), (iii), (iv), (v) and (vii) below) shall not be required if in the Lender's or the L/C Issuer’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or L/C Issuer. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Lender or L/C Issuer shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender or L/C Issuer becomes a Lender or L/C Issuer under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but, in the case of any Foreign Lender, only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)    duly completed and executed originals of IRS Form W-9;

(ii)    duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(iii)    duly completed copies of IRS Form W-8ECI;

(iv)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable);

(v)     to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(vi)    any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(vii)    If a payment made to a Lender or an L/C Issuer under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender or L/C Issuer fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or L/C Issuer shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or such L/C Issuer has complied with such Lender’s or such L/C Issuer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (vii), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

To the extent that the relevant documentation provided pursuant to this section is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or an L/C Issuer, such Lender or such L/C Issuer shall, to the extent permitted by applicable Law, deliver to the Borrower and the Administrative Agent revised and/or updated documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

For purposes of determining withholding Taxes imposed under FATCA, from and after the date of the Second Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders and the L/C Issuers hereby authorize the Administrative Agent to treat) each of the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)    The references to “December 31, 2010” in Section 6.7 of the Credit Agreement are hereby amended to be “December 31, 2013”.

(k)    Section 6.18 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.18    Material Leases.

Set forth on Schedule 6.18 hereto is a complete and accurate list of the Material Leases on the date of the Second Amendment, showing the expiration date and annual rental cost thereof. The Borrower is entitled to exercise all of the rights of lessee purported to be granted to the Borrower under each such Material Lease.

(l)    Section 6.20 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.20    Compliance with OFAC Rules and Regulations.

(a)    None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, their respective directors, officers, employees and agents is in violation of (or will take any action that would violate) any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b)    None of the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, their respective directors, officers, employees and agents (i) is a Sanctioned Person, (ii) has more than 10% of its assets located in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.

(m)    Section 6.22 of the Credit Agreement is hereby deleted in its entirety.

(n)    Section 7.5(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)    Without limiting clause (a) above, the Borrower will, and will cause each of its Subsidiaries to, ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be a Sanctioned Person.

(o)    New clauses (d) and (e) are hereby added to the end of Section 7.5 of the Credit Agreement to read as follows:

(d)    No proceeds of any Credit Extension will be used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of any U.S. sanctions laws or regulations.

(e)    The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

(p)    Clause (v) in Section 11.5(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(v) any penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC (all the foregoing, collectively, the "Indemnified Liabilities"),

(q)    Schedules 6.18 and 6.19 to the Credit Agreement are hereby deleted and replaced with Schedules 6.18 and 6.19 attached hereto.

2.    Extension.

Pursuant to Section 2.5(a) of the Credit Agreement, as amended by this Amendment, the Borrower has requested that the Maturity Date be extended for an additional year until October 31, 2019. By executing this Amendment, each Lender shall have consented to the requested extension of the Maturity Date until October 31, 2019.

3.    Effectiveness; Conditions Precedent.

(a)     Except for the amendments contained in Section 1 hereof and the extension contained in Section 2 hereof (each of which shall become effective upon satisfaction of the conditions precedent set forth in Section 3(b) hereof), this Amendment shall be effective on the date on which the following conditions precedent have been satisfied:

(i)    Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Required Lenders, the L/C Issuers and each Lender consenting to the extension of its Maturity Date.

(ii)    Receipt by the Administrative Agent of the following:

(A)    Copies of the articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and copies of the bylaws of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the date hereof.

(B)    Copies of resolutions of the board of directors of the Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct and in full force and effect as of the date hereof.

(C)    An incumbency certificate of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the date hereof.

(iii)    Receipt by the Administrative Agent of opinions of counsel from counsel to the Borrower (which may include in-house counsel with respect to matters of New Mexico law), in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the date hereof.

(b)    The amendments contained in Section 1 hereof and the extension contained in Section 2 hereof shall be effective upon satisfaction of the following conditions precedent:
(i)    Receipt by the Administrative Agent of a true and correct copy of an order issued by the New Mexico Public Regulation Commission (the “PRC”) authorizing the Borrower to amend the Credit Agreement and extend the Maturity Date in accordance with this Amendment.

(ii)    The Borrower shall have paid to the Administrative Agent, for the account of each Lender extending its Maturity Date, a fee in an amount equal to 0.06% of such Lender’s Commitment.

(iii)    The Borrower shall have paid to the Administrative Agent and Wells Fargo Securities, LLC, all fees due and payable to such Persons on the Second Amendment Effective Date.
4.    Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Credit Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

5.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    Other than the filing of annual short-term financing plans with the PRC in the normal course of business, and the PRC’s actions thereon, and the order from the PRC referred to in Section 3(b)(i) of this Amendment, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

6.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
7.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Credit Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or (d) result in or require the creation of any Lien upon or with respect to the Borrower's properties.
8.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.
9.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:

PUBLIC SERVICE COMPANY OF NEW MEXICO,
a New Mexico corporation
By:    /s/ Terry R. Horn
Name:    Terry R. Horn
Title:    Vice President and Treasurer

PUBLIC SERVICE COMPANY OF NEW MEXICO
SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Lender and as an L/C Issuer
By:    /s/ Yann Blindert
Name:    Yann Blindert
Title:    Director

PUBLIC SERVICE COMPANY OF NEW MEXICO
SECOND AMENDMENT TO CREDIT AGREEMENT

LENDERS:
MUFG UNION BANK, N.A.,
as a Lender and an L/C Issuer

By:    /s/ Paul V. Farrell
Name:    Paul V. Farrell
Title:    Managing Director

CITIBANK, N.A.,
as a Lender

By:    /s/ Amit Vasani
Name:    Amit Vasani
Title:    Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Helen D. Davis
Name:    Helen D. Davis
Title:    Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By:    /s/ Michael King
Name:    Michael King
Title:    Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ D. Scott McMurtry
Name:    D. Scott McMurtry
Title:    Authorized Signatory

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Keven D. Smith
Name:    Keven D. Smith
Title:    Senior Vice President

SUNTRUST BANK,
as a Lender

By:    /s/ Andrew Johnson
Name:    Andrew Johnson
Title:    Director

PUBLIC SERVICE COMPANY OF NEW MEXICO
SECOND AMENDMENT TO CREDIT AGREEMENT

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Holland H. Williams
Name:    Holland H. Williams
Title:    Vice President

THE BANK OF NEW YORK MELLON,
as a Lender

By:    /s/ Mark W. Rogers
Name:    Mark W. Rogers
Title:    Vice President

BOKF, d/b/a BANK OF ALBUQUERQUE,
as a Lender

By:    /s/ John M. Valentine
Name:    John M. Valentine
Title:    SVP

PUBLIC SERVICE COMPANY OF NEW MEXICO
SECOND AMENDMENT TO CREDIT AGREEMENT

SCHEDULE 6.18

MATERIAL LEASES

Description                            Expiration        Annual Rent

Palo Verde Unit 1

Facility Lease dated as of December 16, 1985 between        1/15/2023        $ 5,580,122.54*
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of December 16, 1985, with Citicorp
Buffalo Basin, Inc. (successor to Cypress PV Partnership, successor to MFS Leasing Corp.), as Owner Participant, as amended.

Facility Lease dated as of December 16, 1985 between        1/15/2023        $15,693,862.76*
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  December 16, 1985, with
DaimlerChrysler Capital Services (debis) (ultimate successor to
Chrysler Financial Corporation), as Owner Participant, as amended.

Facility Lease dated as of December 15, 1986 between        1/15/2023        $ 6,974,313.00*
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  December 15, 1986, with Palo
Verde 1- PNM December 75 Corporation (successor to
Chase Manhattan Realty Leasing Corporation), as Owner
Participant , as amended.

Facility Lease dated as of July 31, 1986 between            1/15/2023        $ 4,757,769.00*
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of July 31, 1986, with Palo
Verde 1- PNM August 50 Corporation (successor to
Chase Manhattan Realty Leasing Corporation), as Owner
Participant, as amended.

Total – Unit 1*                                        $33,006,067.10*

*On December 11, 2013, the above four Facility Leases were amended to extend the term from January 15, 2015 to January 15, 2023 and to reduce the semi-annual rental payments by 50% effective July 15, 2015.

PUBLIC SERVICE COMPANY OF NEW MEXICO
SECOND AMENDMENT TO CREDIT AGREEMENT

Description                            Expiration        Annual Rent

Palo Verde Unit 2

Facility Lease dated as of August 12, 1986 between            1/15/2016        $ 5,742,060.00
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with
Cypress Verde LLC (successor to Cypress PV Partnership,
successor to MFS Leasing Corp.), as Owner Participant, as amended.

Facility Lease dated as of August 12, 1986 between            1/15/2016        $ 9,958,478.04
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with CGI
Capital, Inc., as Owner Participant, as amended.

Facility Lease dated as of August 12, 1986 between            1/15/2016        $ 9,569,653.00
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with PNM (successor to
PNMR Development and Management Corp., successor to Palo Verde
Leasing Corporation, successor to First Chicago Lease
Holdings, Inc.), as Owner Participant, as amended.

Facility Lease dated as of August 12, 1986 between            1/15/2016        $ 4,743,012.00
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with
Cypress Second PV Partnership (successor to MFS Leasing
Corp., successor to Beneficial Leasing Group, Inc.),
as Owner Participant, as amended.

Facility Lease dated as of December 15, 1986 between        1/15/2024*        $ 3,272,560.40
PNM and U.S. Bank National Association (successor to
State Street Bank and Trust Company, successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of December 15, 1986, with Palo
Verde 2- PNM December 35 Corporation (successor-in-interest
To Chase Manhattan Realty Leasing Corporation), as Owner
Participant (Unit 2), as amended.

Total –Unit 2                                        $33,285,763.44

*On March 18, 2014, this Unit 2 Facility Lease was amended to extend the term from January 15, 2016 to January 15, 2024 and to reduce the semi-annual rental payment by 50% effective July 15, 2016.

Description                            Expiration        Annual Rent

Eastern Interconnection Project (EIP)

Amended and Restated Lease dated as of
September 1, 1993 between                    4/1/2015            $ 2,675,739.30*
PNM as Lessee, and U.S. Bank National                            $ 2,844,913.50
Association (successor to State Street Bank
and Trust Company, successor to The First National
Bank of Boston), as Owner Trustee under a Trust
Agreement dated as of January 2, 1985, with
Corridor InfraTrust Management, LLC
(successor to Tortoise Capital Resources Corp., successor to General
Foods Credit Corporation), as Lessor.

Total                                            $ 2,675,739.30*
$ 2,844,913.50

* 1994 Only

Schedule 6.19
Material Lease Interest Payments and Discount Rates

Eastern Interconnection Project: EIP
Discount Rate: 12.85%

Date	Interest Payment	Principal Payment	Total Payment	Loan Balance EoY
12/31/2011	$56,485	($2,495)	$53,990	$441,586
12/31/2012	$56,811	$441,586	$498,398	$0
	$2,158,879	$4,638,915	$6,797,794

PVNGS
Discount Rate:	10.25%

Date	Interest Payment	Principal Payment	Total Payment	Loan Balance EoY
12/31/2011	$8,959,529	$4,475,002	$13,434,530	$82,935,034
12/31/2012	$8,500,841	$16,577,255	$25,078,096	$66,357,779
12/31/2013	$6,801,672	$20,625,202	$27,426,874	$45,732,577
12/31/2014	$4,687,589	$27,548,271	$32,235,860	$18,184,306
12/31/2015	$1,863,891	$15,218,064	$17,081,955	$2,966,242
12/31/2016	$304,040	$2,966,242	$3,270,281	$0

On December 11, 2013 the PVNGS Unit 1 Facility Leases were amended to extend the term from January 15, 2015 to January 15, 2023 and to reduce the semi-annual rental payments by 50% effective July 15, 2015. The original lessor notes related to these leases remain unchanged with Unit 1 notes being paid in full and expiring on 1/15/2015 and Unit 2 notes being paid in full and expiring on 1/15/2016.